QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors
    and Stockholders
China Hospitals, Inc. and Subsidiaries

        We consent to the use in Amendment No. 2 to the Registration Statement on form F-1 of China Hospitals, Inc. and Subsidiaries (which includes the subsidiaries of Anqiu City People's Hospital and Mengzhou City People's Hospital) of our report dated June 8, 2005 except for note 25 which is dated as of August 29, 2005,, of China Hospitals, Inc. and Subsidiaries for the years ended December 31, 2004, 2003, and 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of the Registration Statement.

/s/ Rotenberg & Co., LLP

Rotenberg & Co., LLP
Rochester, New York
August 30, 2005

QuickLinks

Exhibit 23.2
INDEPENDENT AUDITORS' CONSENT